UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 21, 2001

Regan Holding Corp.

(Exact name of registrant as specified in its charter)

California	0-4366	68-0211359

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Marina Avenue, Petaluma, California 94954
(Address of principal executive offices, with ZIP code)

707-778-8638
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

      On June 21, 2001, Regan Holding Corp. (the “Company”) purchased from G & W/Lakeville Corporate Center, LLC ("G & W"), the current lessor, the office building which houses the Company's headquarters and the corresponding parcel of land, in Petaluma, California, for approximately $10.6 million. This purchase was made pursuant to the terms of the Company's lease with G & W. In conjunction with the acquisition, the Company paid cash of approximately $5.9 million by applying proceeds from a note receivable, and entered into a loan agreement with Wells Fargo Bank, N.A. for approximately $4.7 million. The loan bears interest at a rate equal to LIBOR (as adjusted on a monthly basis) plus 3.5% per annum. Interest is due and payable monthly and unpaid principal is due and payable in December 2001, provided that the principal balance may be prepaid without penalty and the Company may extend the maturity date of the loan to June 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a) Financial statements of the business acquired

    Not applicable

b) Pro forma financial information

    To be provided by amendment within 60 days.

c) Exhibits

Exhibit 10.1	Agreement of Purchase and Sale, dated March 8, 2001, by and between Regan Holding Corp. and G & W / Lakeville Corporate Center, LLC.

Exhibit 10.2	Loan Agreement, dated June 19, 2001, by and between Regan Holding Corp. and Wells Fargo Bank, N. A.

Exhibit 10.3	Promissory Note Secured by Deed of Trust, dated June 19, 2001, by and between Regan Holding Corp. and Wells Fargo Bank, N.A.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

Date: July 5, 2001	By:	/s/ G. Steven Taylor G. Steven Taylor Chief Financial Officer